Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Kevin A. DeNuccio, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report of Redback Networks Inc. on Form 10-Q for the three months ended June 30, 2004 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in Quarterly Report on Form 10-Q fairly presents in all material respects the financial condition and results of operations of Redback Networks Inc.

Date: August 9, 2004	By:	/S/ KEVIN A. DENUCCIO
Kevin A. DeNuccio Chief Executive Officer and President

I, Thomas L. Cronan III, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report of Redback Networks Inc. on Form 10-Q for the year three months ended June 30, 2004 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Quarterly Report on Form 10-Q fairly presents in all material respects the financial condition and results of operations of Redback Networks Inc.

Date: August 9, 2004	By:	/S/ THOMAS L. CRONAN III
Thomas L. Cronan III Chief Financial Officer, Senior Vice President of Finance and Administration